Exhibit 99.2
Final Transcript
Conference Call Transcript
MRVC - Q2 2008 MRV Communications Earnings Conference Call
Event Date/Time: Jul. 29. 2008 / 1:30PM PT

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Exhibit 99.2-1

Final Transcript
Jul. 29. 2008 / 1:30PM PT, MRVC - Q2 2008 MRV Communications Earnings Conference Call
CORPORATE PARTICIPANTS
Anne-Marie Frisch
MRV Communications - IR
Noam Lotan
MRV Communications - President and CEO
Guy Avidan
MRV Communications - CFO
CONFERENCE CALL PARTICIPANTS
John Harmon
Needham & Co - Analyst
Mike Lee
Andrew Garrett - Analyst
Tim Savageaux
Merriman Curhan Ford & Co. - Analyst
Tim Quickslisk
Mayo Capital - Analyst
PRESENTATION

Operator
Ladies and gentleman, thank you for standing by. Welcome to the MRV Communications second quarter 2008 selected preliminary financial results conference call. During today’s presentation, all parties will be in a listen-only mode. Following the presentation, the conference will be open for questions. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded today, Tuesday July 29th, 2008.
I’d now like to turn the conference over to Ms. Anne-Marie Frisch, with the Investor Relations department. Please go ahead, ma’am.

Anne-Marie Frisch - MRV Communications - IR
Good afternoon, everyone, and thank you for joining us today to discuss MRV’s second quarter 2008 selected preliminary financial results. Earlier this afternoon, the company issued a press release reporting selected preliminary financial results for its quarter and 6 months-ended June 30th, 2008. The press release can be viewed from the Investor Relations section of MRV’s website at ir.mrv.com.
This call is being recorded and a replay of this call can be accessed by phone and will be available approximately two hours after the call’s conclusion and will be available for one week on MRV’s website. The dial in numbers and pass code are available on our website and will be provided at the conclusion of today’s call. This call is also being webcast live and a web replay will be available. Both may be accessed at ir.mrv.com. Additionally, there is a presentation on the Investor Section of MRV’s that corresponds with today’s call. You may access the presentation at MRV.com.
We would like to remind you that during the course of today’s call, MRV’s management may make forward-looking statements about financial and business guidance, product introductions, customer development, and the plans and objectives of management for future operations and the Company’s future economic performance. These statements, which can be identified in the context of words like “may,” “will,” “expect,” “intend,” “plan,” “belief,” “target,” “estimate,” “forecast” and variations of these words or use of words of similar import, reflects management’s current judgment on those issues. Because of these statements deal with future events, they are subject to risks and uncertainties that could deal — that could cause the actual results to differ materially.
In addition to these factors that may be discussed during this call, and those contained in the press release issued earlier today, important factors that could cause actual results to differ materially are contained in the company’s forms 10-Qs and 10-Ks which are on file with the SEC and

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Exhibit 99.2-2

Final Transcript
Jul. 29. 2008 / 1:30PM PT, MRVC - Q2 2008 MRV Communications Earnings Conference Call
available on our website. By discussing the current perceptions of our market and making these forward-looking statements, we are not undertaking an obligation to provide updates in the future. Any future product future or related specification that may be referenced in today’s call are for information purposes only, and are not commitments to deliver any technology or enhancement. MRV reserves the right to modify future plans at any time. Additional risks not known to us may impair business or results of operations, or may prevent us from realizing our current expectations.
I would like to turn the call over to Noam Lotan, MRV’s President and CEO.

Noam Lotan - MRV Communications - President and CEO
Thank you, Anne-Marie, and thank you, everyone, for joining us today on our second quarter call. As previously announced on June 5th of 2008, MRV board of directors has appointed a special committee of independent directors to conduct an internal review relating to the company’s historical stock option grant practices, and related accounting, and MRV’s accounting for earn-outs and profit sharing in two European subsidiaries.
The review prompted by the determination of management that accounting measurement dates for certain stock option grants differ from the measurement dates previously used for such award, and as a result MRV expects to restate its financial statement to record the affect of non-cash compensation expenses. Therefore, the financial statement and related report of our independent public accountant earnings press releases and similar communication previously used by MRV should not be relied upon as a consequence of the pending restatement of our historical financial statement. For further information, please see our current report of form 8-K filed with the SEC on June 6, 2008.
In addition, as a review of the special committee is ongoing, and not yet complete, and because of the current expectations that MRV may be restating it’s historical financial statements, we have not include financial statements in our Q2 release that just hit the wires. We have stated that MRV would refrain from commenting further on subject matters of the review, its progress, or any litigation related to matters that are or may be the subject of the review, until after it has been concluded.
Since the adjustments to MRV historical financial statements have yet to be determined, it is important to understand that current financial results and comparative information from 2006, 2007, and 2008 has been included in the press release and in my prepared remarks only to provide a context in which to assess our performance for the current period. Any related disclosure regarding trends and guidance must be considered preliminary and subject to change and, such changes, if made, could be material.
In today’s call, we would like to cover the following topics. Our top line growth, which we are very proud of as it demonstrates the strength of our product and our people. Then we will briefly review the performance of each business segment. We will also touch upon operational controls. We will highlight recent customer wins, product announcements, success in marketing communication, and raising our profile in the media and with industry analysts. And finally, provide you with guidance and outlook for the third quarter.
Starting with the second quarter, I’m pleased to report that we had a very solid second quarter with continued year over year growth, coupled with improved operational performance. Revenue for the second quarter was a record $147.6 million. This was a 45% increase over the second quarter of the previous year. And for the first half of the year, revenue increased 43% ahead of the first half of ‘07. For the past ten quarters, we have delivered double digit growth, year over year revenue growth.
On a geographic basis, growth in Q2 in the Americas was 49%, 22% in Europe, and 259% in the Asia-Pacific region. Growth was across the board with no particular customer concentration. We are intently focused on our top line success and how it can translate to our bottom line. In many respects, I feel that we’re making good progress.
Each division and each business segment appears to be gaining momentum and accomplishing their targets and goals according to plan. The Network Equipment segment posed the strongest growth in recent history and its best quarter ever with $33.6 million in revenue. This is a 28% increase over Q2 of last year and a 29% growth over the first half of the year, for the first half of the year. Historically, our Network Equipment business has been our highest gross margin segment, and therefore has the potential to make a significant impact on the bottom line. I’m pleased that our Network Equipment segment has grown above carrier ethernet growth rate. For the first half of the year, Network Equipment revenue grew 43% in North America, driven by our OptiSwitch revenue, which doubled.
Clearly, we are gaining share in Network Equipment, especially in North America. Our growth is driven by the strength of our people, our products, and the overall demand for small deployments of metro Ethernet in both domestic and international markets.

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Exhibit 99.2-3

Final Transcript
Jul. 29. 2008 / 1:30PM PT, MRVC - Q2 2008 MRV Communications Earnings Conference Call
Our mission is well defined. The lead in optical Network Equipment through our rich technology heritage, tireless commitment to customer satisfaction, and efficient execution. Within this mission statement, we have chosen to focus our expertise and concentrate our effort on the following subcategories - carrier access and aggregation, packet optical transport, and wireless backhaul. We believe that these areas are critical to our customers and fit well with our technologies and core competency.
We have discussed in previous calls that our strategy to drive bottom line results is to gain operating leverage by maintaining headcount and expenses while growing revenue in the higher gross margin segments of our business. In this case, the Network Equipment group — I’m pleased to say we have grown Network Equipment revenue significantly without having to increase headcount. At the end of Q2, we have 501 employees in Network Equipment, compared with 507 in Q2 of the prior year. We have also had success with our Network Integration business which grew 17% year over year, 29% sequentially, and 11% for the first half of ‘08. Operation performance did improve in Q2 from Q1, and Network Integration contributed to improved productivity.
In our Optical Component segment, principally Source Photonics, we had strong revenue growth from both our legacy Optical Group, and the integrated Fiberxon group. Optical Components revenue for the quarter was $56.2 million, reflecting a year over year growth of 112%, including Fiberxon. Sequentially , Optical Components grew 12% in Q2, and 115% for the 6 months year-to-date period.
As we stated before, our three reporting segments - Equipment, Integration, and Optical Component - provide a level of stability resulting from both product and geographic diversification, which helped reduce the Company’s exposure to the ups and downs of the global economy, and help provide growth opportunity. In summary, Q2 was our highest revenue quarter on record, and we’re very pleased with both our revenue growth and improved efficiency.
Talking about efficiency - we have repeatedly stated that profitability is a priority for MRV. Over the last several years, through the dedicated efforts of MRV employees, we have achieved significant growth that has transformed the company. We are now working to further improve operating efficiencies that will translate into bottom line results. Our goal has been and remains achieving consistent profitable revenue growth to drive sustained shareholders value.
With respect to cash position, we entered the quarter with $79 million in combined cash, cash equivalent, timed deposit, short term and long term marketable securities. Many of our recent announcement, it is evident that MRV is successfully going the extra miles for customers in our selected marketing areas.
During the quarter, we announced the Tier 1 customer win, with telecommunication service provider Softbank Telecom Operations. After NTT and KDDI, Softbank is the largest and fastest growing carrier in Japan. They chose our Fiber Driver Optical Multi Service Platform as the basis for a Japan-wide wireless backhaul network and has completed its deployment in thousands of locations across Japan. This network is one of our largest installations worldwide with a Tier 1 carrier and demonstrates that the high performance, feature-rich platform for can scale to serve the needs of very large networks.
Some product milestones during the quarter include the OptiSwitch 9/10 M was one of the first to earn Metro Ethernet Forum, Wireless Backhaul certification, the MES 18. Our TereScope 10GE was named best of Interop finalists. OptiSwitch 9124 was named finalist for the coveted EOS award at NXTcomm. And our Fiber Driver product line was certified by the U.S. Department of Agriculture, USDA, for rural utility service, RUS, making it eligible to serve as the basis of subsidized network infrastructure in remote areas.
During the quarter, we released our OptiSwitch 904, a carrier ethernet demarcation device for wireless backhaul and MPLS transport applications. The OptiSwitch 904 serves as a network interface device at the next-gen wireless packet base station to terminate optical networks. The OS 904 offers a variety of optical services, including the ability to handle point to point, point to multi-point, or multi-point to multi-point connections.
Before we move to our outlook for the third quarter of 2008, I’d like to take a moment to highlight our recent successes in achieving higher marketing profile for MRV. This past June, MRV participated in NXTcomm. At the show, we wanted to make a statement about our ability to help carriers bridge their metro Ethernet and IP access networks to their optical transport networks. This is the packet optical market which is still emerging but is expected to be one of the industry’s fastest growing segments. Prior to the show, we announced new product features in our OptiSwitch and Lambda Driver product families, to position MRV at the leading edge of the packet optical transport market.
During and around the show, MRV conducted more than 15 meetings with key press and industry analysts. The results include more than two dozen press articles and analyst reports about our new product plans. A currents analysis report stated that “to MRV’s credit, the vendor came to

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Exhibit 99.2-4

Final Transcript
Jul. 29. 2008 / 1:30PM PT, MRVC - Q2 2008 MRV Communications Earnings Conference Call
Las Vegas armed to show the telecom-world that it is serious about packet optical networking.” We also used the NXTcomm opportunity to raise marking awareness by staging live booth demonstrations, speaking on panels, and winning best-of-show finalist award for our new OptiSwitch product line. I’m happy about this result, and feel that we’re making good progress in articulating our position, which we hope will drive our future.
Moving on to our outlook for the third quarter of fiscal 2008. Traditionally Q3 is a summer quarter and is seasonably slower than our other quarters, yet we expect strong year-over-year growth. We are guiding revenue to be in the $139 to $144 million range, which is a 20% to 24% growth in revenue over Q3 of the prior year. And as a reminder, this expected growth is purely organic as the Fiberxon acquisition closed on July 1, 2007.
While we are delighted with our growth record, consistent profitability remains a priority. Going forward, we will work hard on further expanding revenue in our higher gross margin segments, while keeping operating expenses at check. This will be the key to our success. As stated before, this balanced approach will allow us to leverage our position in the market into bottom line results.
With that said, let me now turn the call over the Operator for Q&A.

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Exhibit 99.2-5

QUESTION AND ANSWER

Operator
Thank you, sir. Ladies and gentlemen, we will now begin the question and answer session. (OPERATOR INSTRUCTIONS) Our first question is from John Harmon with Needham & Company. Please go ahead.

John Harmon - Needham & Co - Analyst
Hi, good afternoon.

Noam Lotan - MRV Communications - President and CEO
Hi, John.

John Harmon - Needham & Co - Analyst
First of all, congratulations in beating your guidance. I have a couple of questions, please. First of all, I was wondering if you have organic growth numbers handy for the quarter and for Source Photonics.

Guy Avidan - MRV Communications - CFO
One second. John, it’s very difficult to assess because the two have been totally integrated so you can not really split the two — it’s totally an integrated entity.

John Harmon - Needham & Co - Analyst
Thanks. We have some numbers, we can probably back it out.
Secondly, you can see where this question is headed. You didn’t really give profitability numbers to your segment, so let me ask the question this way. For your Network Equipment and Integration businesses, where you talked about productivity improvements — so my question is, were expenses in line with your own expectations for those businesses?

Guy Avidan - MRV Communications - CFO
Yes, basically the OpEx for all segments were in line with our expectations.

John Harmon - Needham & Co - Analyst
Okay. Thank you. And finally, it’s probably difficult without complete financials, but cash to kind $3 million in the quarter. Can you maybe qualitatively talk about whether that went to operations or investing or financing?

Guy Avidan - MRV Communications - CFO
This was actually due to increase in accounts receivable. We show the huge growth in revenue and most of our revenue is actually in the second half of quarter. AR grew much more than the reduction in cash.

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Exhibit 99.2-6

Final Transcript

John Harmon - Needham & Co - Analyst
Okay. So to working capital. Thank you very much.

Guy Avidan - MRV Communications - CFO
Thank you, John.

Operator
Thank you. Our next question is from [Mike Lee] with Andrew Garrett.

Mike Lee - Andrew Garrett - Analyst
This question is for Noam. Do you guys feel you have lost a lot of credibility on the street regarding these option reviews? This is your second one in the last three years. Am I correct?

Noam Lotan - MRV Communications - President and CEO
I don’t think you’re correct, but I prefer not to answer this question. I certainly am not the judge of credibility on the street, whether we have or not or what, and that’s really up to the street to decide.

Operator
Next question is from [Tim Quinslisk] with [Mayo Capital.] Your next question is from Tim Quinslisk with Mayo Capital. (OPERATOR INSTRUCTIONS) Our next question is from Tim Savageaux with Merriman.

Tim Savageaux - Merriman Curhan Ford & Co. - Analyst
Good afternoon.

Guy Avidan - MRV Communications - CFO
Hi, Tim.

Tim Savageaux - Merriman Curhan Ford & Co. - Analyst
Couple of questions, and I think you hinted at this to some degree, but with regard to the guidance. You talked about the typical summer quarter in Europe - do we infer from that you expect your Optical Component and North American businesses to grow sequentially, or can you give us any more color by business line as to what’s implicit, or what assumptions are implicit in your guidance?

Guy Avidan - MRV Communications - CFO
We can not answer at this moment. The biggest effect due to summer is actually related to the integration.

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Exhibit 99.2-7

Final Transcript

Tim Savageaux - Merriman Curhan Ford & Co. - Analyst
Right.

Guy Avidan - MRV Communications - CFO
Not related to Source Photonics, the Optical Component business/ I hope that answered your questions.

Tim Savageaux - Merriman Curhan Ford & Co. - Analyst
Understood. However in the context of - we recently saw some relatively weak subscriber numbers on the FiOS front out of Verizon. I know as sources got larger, that’s become less of a percentage of the total. I wonder if you could comment on that to any degree and how that effects your expectations for source.

Guy Avidan - MRV Communications - CFO
I think, Tim, you made the point yourself. The FiOS is still very important to us, but it is becoming a lesser and lesser component of our revenue in our Optical Components, and there are always variations from quarter to quarter. But you can see that, nevertheless, we accomplished a significant growth in our Optical Components, both sequentially and year over year. And we continue to be the principal player in the FiOS program and continue to enjoy the deployment and growth, but we are less sensitive to the quarterly ups and downs of this deployment.

Tim Savageaux - Merriman Curhan Ford & Co. - Analyst
Right. And, thanks. One final question. There’s obviously been some degree of concern about the overall pace of carrier spending in North America. Doesn’t seem to be affecting you guys. But I wonder if you can talk about - as you look at your North American Network Equipment business - obviously, you are gaining share from somewhere, but to what extent have you seen your customers — who I gather are principally in the Tier 2, Tier 3 carrier arena, where some of that concern has been directed. What kind of environment you’re seeing there, with regard to appetite for investment? Any slowing or what have you?

Guy Avidan - MRV Communications - CFO
Yep, even if you see carriers including Tier 1 that cut CapEx, they usually don’t do it in the area of wireless backhaul or metro Ethernet, those areas are still getting a lot of investments.

Noam Lotan - MRV Communications - President and CEO
Tier 1, Tier 2, and Tier 3. So we are not feeling any slow down in those bases. I think we’re all looking at the same numbers, Tim, but it’s what is beneath the numbers. In our area, there’s a, like Guy said, a lot of activity, and certainly given the increase in bandwidth consumption, a lot of which you have written yourself about, there’s a lot of this deployment that’s still going on, and we are enjoying it.

Tim Savageaux - Merriman Curhan Ford & Co. - Analyst
Okay. I’ll pass along for now. Thanks.

Noam Lotan - MRV Communications - President and CEO

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Exhibit 99.2-8

Final Transcript
Thank you, Tim.

Operator
Thank you. Our next question is from Tim Quinslisk with Mayo Capital

Tim Quickslisk - Mayo Capital - Analyst
Hi. Can you hear me?

Noam Lotan - MRV Communications - President and CEO
Yes, we can.

Tim Quickslisk - Mayo Capital - Analyst
Good job executing in this difficult environment. I just had a couple of questions for you. On the last conference call, you gave guidance on a revenue range of 135 to 140, and you really had some good product visibility, I think, in the OS-900 platform driving that revenue. Can you quantify or kind of qualitatively give me assessment of where the revenue excess came in the quarter? Was it mostly Network Equipment versus your original expectation?

Noam Lotan - MRV Communications - President and CEO
Let me start and Guy will continue. First of all, what I stated on the call, there was no single customer driving this growth, and in the past we’ve had quarters where we - growth was attributed to a single a deployment, etcetera. This was much more evenly balanced and distributed, which is something we’re really very proud of. And it’s one of the things we’ve internally commented on a couple of times. I think generally, the growth came from literally across the board, all business units, bounce back - some of them were already doing very well in the first quarter and just continued their growth, and others, like the Integration business, for example, had a 29% sequential growth. Kind of falls under the category of bouncing back.

Tim Quickslisk - Mayo Capital - Analyst
I guess I was trying to drive at - in the previous quarter guidance, there was also a profit expectation based on revenue range, and clearly, you are well above it. And to the extent that was Network Equipment, that would sort of imply - if I wanted to imply that - that you actually reached profitability in the quarter when you exclude maybe some of the audit related issues. You are not willing to go that far?

Noam Lotan - MRV Communications - President and CEO
As I said earlier, we’re not really supposed to comment anything about what we already released.

Tim Quickslisk - Mayo Capital - Analyst
Okay. All right. Somebody, I think Tim Savageaux asked the question about the cash levels. But a lot of that is the strength and integration which should theoretically unwind it as we go into the next quarter as sales trail off on a seasonal basis. And can you comment on the cash requirements coming out of the Source business given the huge growth there, and any product information that can give us a sense of how diverse that business is and whether it’s gaining traction in certain segments would be helpful as well.

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Exhibit 99.2-9

Final Transcript

Noam Lotan - MRV Communications - President and CEO
Yes. So I think I’ll let Guy comment on it, but clearly, the source is growing, and growth while it is a, very satisfying, it does require investment.

Guy Avidan - MRV Communications - CFO
And whenever it comes to growth, the Source Photonics business, we have a credit line that will enable us to even grow this business much more without reducing the cash position off MRVC.

Tim Quickslisk - Mayo Capital - Analyst
So the cash quarter to quarter downturn in cash more reflects the receivables growth, primarily from the Integration business?

Guy Avidan - MRV Communications - CFO
No, from everybody - Integration, and Equipment, and the Optical Component.

Tim Quickslisk - Mayo Capital - Analyst
Okay. I’ll get back in the cue. Thank you.

Operator
Thank you. At this time, I’d like to turn the call back to management for any additional remarks.

Noam Lotan - MRV Communications - President and CEO
Thank you operator, and thank you everyone for being on the call today. We are very happy with our second quarter, and certainly with the first half of the year. Obviously we made great strides in revenue and we certainly anticipate continued success during 2008. And with that, I’d like to thank you very much for being on the call, and hope to see you on our call next time. Thank you very much. Have a good afternoon.

Operator
Thank you, sir. Ladies and gentlemen, this concludes the MRV communication second quarter 2008 selected preliminary financial results conference call. If you would like to listen to a replay of today conference, please dial 1-800-405-2236, or internally at 303-590-3000, with access number 11116587, followed by the pound sign. We’d like to thank you so much for your participation and wish you a pleasant day. You may now disconnect.

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Exhibit 99.2-10

Final Transcript
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Exhibit 99.2-11

Connectivity Unlimited(tm) 1 2nd Quarter 2008 Selected Preliminary Results Teleconference July 29, 2008 Connectivity Unlimited(tm)

Connectivity Unlimited(tm) 3 Forward-Looking Statements This press release contains statements, and the scheduled conference call contain statements, regarding future financial and operating results of MRV, MRV's expected revenues for the third quarter of 2008 ending on September 30, 2008, and other statements about future expectations, beliefs, goals, plans or prospects are based on management's current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV's businesses operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "believes," "envisions," "estimates," "targets," "intends," "plans," "seeks," "should," "forecasts," "projects," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance or that the events anticipated will occur and that expected conditions will remain the same or improve and involve risks, uncertainties and assumptions, the likelihood of realizing are difficult to assess and may not occur. Therefore, actual outcomes, performance and results may differ from what is expressed or forecasted in such forward-looking statements and such differences may vary materially from current expectations. In addition, there are a number of risks associated with matters relating to the ongoing review by the special committee of independent directors of MRV's historical stock option practices and the company's accounting for earnouts and profit sharing in certain subsidiaries. We cannot predict when either the internal review or expected restatement will be completed and there may be negative tax or other implications for MRV resulting from the accounting adjustments. There can be no assurance that we will maintain our Nasdaq listing. We cannot predict the outcome of the internal review, or any lawsuit or other proceeding related to the matters under review by the special committee. In addition to the lawsuits that have been filed against the Company to date, we could also be subjected to other lawsuits and could become the subject of regulatory inquiries and investigations. Dealing with matters related to the subject matter of the special committee's review and the allegations made in pending or other lawsuits could divert management's attention from our operations and expenses arising from the special committee's review, the expected restatement, related litigation and other associated activities are expected to continue to be significant. These events could adversely affect our business and the price of our common stock. All information in this release is as of July 29, 2008. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV's expectations.

Connectivity Unlimited(tm) 5 MRV Speakers Introduction Anne-Marie Frisch Investor Relations Overview & Highlights Noam Lotan President and CEO Q&A Noam Lotan President and CEO Guy Avidan CFO

Connectivity Unlimited(tm) 7 Connectivity Unlimited(tm) 2nd Quarter 2008 Selected Preliminary Results Teleconference Overview & Highlights Noam Lotan President and Chief Executive Officer

Connectivity Unlimited(tm) 9 Note on Pending Internal Review As previously announced on June 5, 2008, MRV's Board of Directors has appointed a special committee of independent directors to conduct an internal review relating to the company's historical stock option grant practices and related accounting and MRV's accounting for earnouts and profit sharing in two European subsidiaries. The review of MRV's stock option grant practices was prompted by the determination of management that accounting measurement dates for certain stock option grants differ from the measurement dates previously used for such awards. As a result, the company expects to restate its financial statements to record the effects of additional non- cash compensation expenses and has therefore determined that financial statements and the related reports of MRV's independent public accountants, earnings press releases, and similar communications previously issued by MRV should not be relied upon as a consequence of the pending restatement of its historical financial statements. For further information, please see MRV's Current Report on Form 8-K filed with the Securities Exchange Commission on June 6, 2008. The review of the special committee is ongoing and the adjustments to MRV's historical financial statements have yet to be determined. Accordingly, current financial results reported in today's press release, comparative information from 2006, 2007 and 2008, which have been included herein to provide a context in which to assess MRV's performance for the current periods, and any related disclosure regarding trends and guidance, must be considered preliminary and subject to change, and such changes, if made, could be material.

MRV Key Measures

Key Measures

	Q2 '08	Q1 '08	Q4 '07	Q3 '07	Q2 '07
Cash[(1)]	**$ 78,998**	$ 82,155	$ 86,373	$ 86,214	$ 107,435
Headcount	**~2,665**	~2,510	~2445	~ 2,365	~ 1,405

(1) Presented in thousands. Includes cash and cash equivalents, short and long-term marketable securities and time deposits

Connectivity Unlimited™

6

Connectivity Unlimited(tm) 11 Key Measures Please see note on pending internal review on slide 5.

MRV Revenue by Segment – Second Quarter

Second Quarter - Revenue by Segment

(in $000's)	Q2 '08	Q1 '08	Q2 '07	Quarter-Over-Quarter Q2 '08 vs. Q1 '08 $ Chg	Quarter-Over-Quarter Q2 '08 vs. Q1 '08 % Chg	Year-Over-Year Q2 '08 vs. Q2 '07 $ Chg	Year-Over-Year Q2 '08 vs. Q2 '07 % Chg
Network equipment	**33,618**	30,649	26,359	2,969	10%	7,259	28%
Network integration	**61,630**	49,087	52,850	12,543	26%	8,780	17%
Optical components	**56,157**	49,999	26,505	6,158	12%	29,652	112%
All others	**66**	31	-	35	113%	66	NM
Intercompany eliminations	**(3,893)**	**(4,180)**	**(3,752)**	287	(7%)	(141)	4%
MRV Consolidated	**147,578**	**125,586**	**101,962**	**21,992**	**18%**	**45,616**	**45%**

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Connectivity Unlimited(tm) 13 Revenue by Segment - Second Quarter Please see note on pending internal review on slide 5.

MRV Revenue by Segment – Six Months YTD

Six Months Ended June 30 - Revenue by Segment

(in $000's)	Six Months Ended June 30, 2008	2007	2006	Year-Over-Year 2008 vs. 2007 $ Chg	% Chg	Year-Over-Year 2007 vs. 2006 $ Chg	% Chg
Network equipment	**64,267**	49,928	42,805	14,339	29%	7,123	17%
Network Integration	**110,717**	99,801	84,254	10,916	11%	15,547	18%
Optical components	**106,156**	49,423	44,034	56,733	115%	5,389	12%
All others	**97**	-	-	97	NM	-	NM
Eliminations	**(8,073)**	**(7,511)**	**(6,866)**	(562)	7%	(645)	9%
MRV Consolidated	**273,164**	**191,641**	**164,227**	**81,523**	**43%**	**27,414**	**17%**

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Connectivity Unlimited(tm) 15 Revenue by Segment - Six Months YTD Please see note on pending internal review on slide 5.

MRV Network Equipment Group

Second Quarter Revenue

35,000
26,250
17,500
8,750
-
In $000's
Q2 '06
Q2 '07
Q2 '08

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Connectivity Unlimited(tm) 17 Network Equipment Group Second Quarter Revenue In $000's Please see note on pending internal review on slide 5.

MRV Network Integration Group

Second Quarter Revenue

65,000
48,750
32,500
16,250
-
In $000's
Q2 '06
Q2 '07
Q2 '08

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Connectivity Unlimited(tm) 19 Network Integration Group Second Quarter Revenue In $000's Please see note on pending internal review on slide 5.

MRV Optical Components Group

Second Quarter Revenue
60,000
45,000
30,000
15,000
-
In $000's
Q2 '06
Q2 '07
Q2 '08

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Connectivity Unlimited(tm) 21 Optical Components Group Second Quarter Revenue In $000's Please see note on pending internal review on slide 5.

Revenue Analysis by Geographical Region

Revenue by Geographical Region							
				Quarter-Over-Quarter Q2 '08 vs. Q1 '08		Year-Over-Year Q2 '08 vs. Q2 '07	
(in $000's)	Q2 '08	Q1 '08	Q2 '07	$ Chg	% Chg	$ Chg	% Chg
Americas	**49,260**	41,364	32,973	7,896	19%	16,287	49%
Europe	**76,598**	64,622	62,938	11,976	19%	13,660	22%
Asia Pacific	**21,670**	19,530	6,030	2,140	11%	15,640	259%
Other regions	**50**	70	21	(20)	(29%)	29	138%
Total revenue	**147,578**	**125,586**	**101,962**	**21,992**	**18%**	**45,616**	**45%**

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Connectivity Unlimited(tm) 23 Revenue Analysis by Geographical Region Please see note on pending internal review on slide 5.

Connectivity Unlimited(tm) 25 Connectivity Unlimited(tm) 2nd Quarter 2008 Selected Preliminary Results Teleconference Q & A

MRV

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Connectivity Unlimited(tm) 27 Closing Thank You Connectivity Unlimited(tm) Connectivity Unlimited(tm)